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                                                                    EXHIBIT 10.2

                              REVOLVING CREDIT NOTE

$5,000,000                                             Dated as of July 23, 2004

      FOR VALUE RECEIVED, COMMUNITY SHORES BANK CORPORATION, a Michigan corporation (the "Maker"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the "Bank") the lesser of the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount outstanding under the Agreement (as hereinafter defined) made available by the Bank to the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rate of interest and the times set forth in the Revolving Loan Agreement of even date herewith between Maker and the Bank, as amended from time to time (the "Agreement"). In no event shall any principal amount have maturity later than August 1, 2005.

      This Revolving Credit Note ("Note") shall be available for direct advances.

      Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois, or at such other place as the holder of this Note may designate in writing to the undersigned. This Note may be prepaid in whole or in part as provided for in the Agreement.

      This Note evidences indebtedness incurred under the Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Agreement.

      The undersigned agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed by the Bank on the reverse side of this Note shall be prima-facie evidence of the unpaid principal balance of this Note.

                                             COMMUNITY SHORES BANK CORPORATION,
                                              a Michigan corporation

                                              By: ______________________________

                                              Its:______________________________

118764013